UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

June 13, 2012
Date of Report (date of earliest event reported)

Cutera, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-50644	77-0492262
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3240 Bayshore Blvd.
Brisbane, California 94005
(Address of principal executive offices)

(415) 657-5500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Cutera, Inc. (the “Company” or “Cutera”) held its Annual Meeting of Stockholders on June 13, 2012 (the “Annual Meeting”). As of April 16, 2012, the record date of the Annual Meeting, 14,068,863 shares of our common stock were outstanding and entitled to vote at the Annual Meeting. A total of 12,845,344 shares, or 91.3%, of our common stock, constituting a quorum, were represented in person or by proxy at the Annual Meeting.

Cutera’s stockholders voted on four proposals at the Annual Meeting. The final results of the votes regarding each proposal are set forth below.

Proposal One – Election of Directors. The nominees for directors were elected based on the following votes:

Nominees	Votes For	Votes Withheld	Broker Non-Votes
David B. Apfelberg	9,160,998	1,426,516	2,257,830
Timothy J. O’Shea	9,902,224	685,290	2,257,830

David B. Apfelberg and Timothy J. O’Shea were elected as Class II directors to serve for three-year terms expiring at the 2015 Annual Meeting of Stockholders and until their successors has been duly elected and qualified.

Proposal Two – Non-Binding Vote on Executive Compensation of our Named Executive Officers. The proposal was approved and the results of the voting were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
5,860,444	4,711,973	15,097	2,257,830

Proposal Three – Ratification of Ernst & Young LLP as our Independent Registered Public Accounting Firm. The proposal was approved and the results of the voting were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
12,813,184	29,325	2,835	—

Proposal Four – Adoption of 2004 Equity Incentive Plan (as Amended). The proposal was approved and the results of the voting were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
5,572,661	4,987,406	27,447	2,257,830

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cutera, Inc.

Date: June 15, 2012.	By:	/s/ Kevin P. Connors
Kevin P. Connors
President and Chief Executive Officer